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                  KAMAN CORPORATION AND SUBSIDIARIES
             EXHIBIT 11 - EARNINGS PER SHARE COMPUTATION
                   (In thousands except per share amounts)

                             For the Three Months  For the Six Months
                              Ended June 30,      Ended June 30,
                             --------------------  ------------------
                               2000      1999       2000      1999
                               ----      ----       ----      ----
Basic:
  Net earnings              $  9,271  $  8,031  $ 17,827   $ 15,304
                            ========  ========  ========   ========
  Weighted average number
    of shares outstanding     23,166    23,540    23,146     23,596
                             ========  ========  ========   ========
Net earnings per share
    - basic                 $    .40  $    .34  $    .77   $    .65
                              ========  ========  ========   ========


Diluted:
  Net earnings              $  9,271  $  8,031  $ 17,827   $ 15,304
  Elimination of interest
  expense on 6% subordinated
  convertible debentures
  (net after taxes)              255       257       522        524
                             --------  --------  --------   --------
  Net earnings
  (as adjusted)             $  9,526  $  8,288  $ 18,349   $ 15,828
                             ========  ========  ========   ========

  Weighted average number of
    shares outstanding        23,166    23,540    23,146     23,596

  Weighted average shares
    issuable on conversion
    of 6% subordinated
    convertible debentures     1,136     1,208     1,165      1,236

  Weighted average shares
    issuable on exercise of
    diluted stock options         26       126        31        136
                             --------  --------  --------   --------
    Total                     24,328    24,874    24,342     24,968
                             ========  ========  ========   ========


Net earnings per share
  - diluted                 $    .39  $    .33  $    .75   $    .63
                              ========  ========  ========   ========

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